Exhibit 10.5
EXECUTION COPY
PLEDGE AGREEMENT
          This PLEDGE AGREEMENT, dated as of December 22, 2009 (as this agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, this “Agreement”), is by and among each of the parties listed on Schedule I hereto (each such party together with any other Person that becomes a party hereto pursuant to Section 25 is referred to individually as a “Pledgor” and collectively as the “Pledgors”), and Wells Fargo Bank, National Association. (“Pledgee”), in its capacity as collateral agent under the Indenture and Security Agreement (in such capacity the “Collateral Agent”) on behalf of itself and the other Noteholder Secured Parties (as defined in the Indenture, as hereinafter defined).
RECITALS
          WHEREAS, Pledgors and Pledgee are parties to that certain Indenture dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Indenture”); and
          WHEREAS, in order to induce Collateral Agent to enter into the Indenture, in order to induce the Holders (as defined in the Indenture) to purchase the Notes, and as a condition to the effectiveness of the Indenture, Pledgors have agreed to enter into certain Collateral Documents (as defined in the Indenture), including this Agreement.
          NOW, THEREFORE, in order to (a) secure the prompt and complete payment and performance when due of the Noteholder Obligations (as defined in the Indenture) and for good and valuable consideration, the receipt of which is hereby acknowledged, and (b) grant, pledge, hypothecate and transfer to Pledgee, for the ratable benefit of the Noteholder Secured Parties, a security interest in each Pledgor’s right, title and interest in, to and under the Pledged Collateral (as hereinafter defined) whether presently existing or hereafter arising or acquired, each of the Pledgors and Pledgee, on behalf of itself and each other Noteholder Secured Party (and each of their respective successors or assigns), hereby agrees as follows:
SECTION 1. Definition of Certain Terms Used Herein. Except as specifically defined in this Agreement, all capitalized terms shall have the meanings given to those terms in the Indenture. In addition to terms defined elsewhere in this agreement, “Senior Priority Discharge Date” has the meaning assigned to such term in the Intercreditor Agreement.
SECTION 2. Pledge. As security for the payment or performance, as the case may be, in full of the Noteholder Obligations, each Pledgor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to Pledgee, its successors and assigns, for the benefit of itself and the other Noteholder Secured Parties, and hereby grants to Pledgee, its successors and assigns, for the benefit of itself and the other Noteholder Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (i) any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (collectively, the “Equity Interests”) owned by such Pledgor which are initially listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the “Pledged Equity Interests”); provided, that the Pledged Equity Interests of each Foreign Subsidiary of a Pledgor shall be limited, in the aggregate, to the pledge of 65% of the voting Equity Interests of such Foreign Subsidiary, notwithstanding the delivery by any Pledgor to Pledgee of a stock or other certificate representing in excess of such percentage ownership, and in no event shall Equity Interests include joint venture interests (to the extent prohibited by the organization documents of the relevant joint venture) or the stock of Unrestricted Subsidiaries; (ii) (A) the debt securities owned by it which are listed opposite the name of such Pledgor on Schedule II hereto, (B) any other debt securities issued to such Pledgor; and (C) the promissory notes and any other instruments evidencing such debt securities; (iii) all other property that may be delivered to and held by Pledgee pursuant to the terms hereof; (iv) subject to Section 7 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; (v) subject to Section 7 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all proceeds (as such term is defined in the UCC) of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”). Without limiting the foregoing, Pledgee is hereby authorized to file one or more financing statements, continuation statements or other filings or documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Pledgor hereunder, without the signature of any Pledgors, and naming any Pledgor or the Pledgors as debtors and Pledgee as secured party.
SECTION 3. No Assumption of Liability. The security interest in the Pledged Collateral is granted as security only and shall not subject Pledgee or any other Noteholder Secured Party to any obligation or liability, or in any way alter or modify, any obligation or liability of any Pledgor, in each case, with respect to or arising out of the Pledged Collateral.
SECTION 4. Delivery of the Pledged Collateral.
     (a) Upon delivery to Pledgee (or, prior to the Senior Priority Discharge Date, the Revolving Facility Collateral Agent in accordance with the Intercreditor Agreement), (i) any stock, partnership or membership certificates, notes or other securities now or hereafter included in the Pledged Collateral (the “Pledged Securities”) shall be accompanied by stock, partnership or membership powers duly executed in blank or other instruments of transfer reasonably satisfactory to Pledgee and by such other instruments and documents as Pledgee may reasonably request in order to allow Pledgee, to exercise its rights and remedies under this Agreement and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as Pledgee may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. Schedule II may be amended from time to time by the addition of the Pledged Collateral subsequently created or acquired by execution of a Supplement in substantially the form of Annex I attached hereto.

     (b) Each Pledgor will cause any indebtedness for borrowed money in an amount in excess of $100,000 owed to the Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to Pledgee (or, prior to the Senior Priority Discharge Date, the Revolving Facility Collateral Agent in accordance with the Intercreditor Agreement) pursuant to the terms hereof.
SECTION 5. Representations, Warranties And Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to Pledgee that:
     (a) the Pledged Equity Interests represent that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;
     (b) except for the security interest granted hereunder, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule II, (ii) holds the same free and clear of all Liens except Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral other than Permitted Liens and pursuant hereto, and (iv) subject to Section 6, will cause any and all Pledged Collateral to be forthwith deposited with Pledgee (or, prior to the Senior Priority Discharge Date, the Revolving Facility Collateral Agent in accordance with the Intercreditor Agreement) and pledged or assigned hereunder;
     (c) such Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens, however arising, of all Persons whomsoever, except Permitted Liens;
     (d) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any governmental authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;
     (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Pledged Collateral are delivered to Pledgee in accordance with this Agreement, Pledgee will have a valid and perfected lien upon, and security interest in, such Pledged Collateral as security for the payment and performance of the Noteholder Obligations;
     (f) the pledge effected hereby is effective to vest in Pledgee, on behalf of itself and the other Noteholder Secured Parties, the rights of Pledgee in the Pledged Collateral as set forth herein;
     (g) all information set forth herein relating to the Pledged Collateral, including but not limited to the information set forth on Schedule II hereto, is accurate and complete in all material respects as of the date hereof;
     (h) the Pledged Equity Interests of each subsidiary of a Pledgor have been duly authorized and validly issued and are fully paid and non-assessable (except with respect to such rights of assessment as may arise under mandatory provisions of applicable statutory law that may not be waived or otherwise agreed, and not as a result of any rights contained in any organizational document);
     (i) except as described on Schedule II, the Pledged Equity Interests described on Schedule II hereof constitute all of the issued and outstanding shares of stock or other Equity Interests of each of the subsidiaries of such Pledgor owned by such Pledgor;
     (j) each Pledgor agrees that it will (i) cause each of the issuers that are subsidiaries of the Pledgors not to issue any stock or other securities in addition to or substitution for the Pledged Securities issued by such issuer, except to the respective Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each issuer of the Pledged Securities, subject to the terms hereof; and
     (k) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.
SECTION 6. Registration in Nominee Name; Denominations. After the Senior Priority Discharge Date, or otherwise in accordance with the Intercreditor Agreement, Pledgee shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, or the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of Pledgee. Each Pledgor will promptly give to Pledgee copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. Upon the occurrence of an Event of Default, Pledgee shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 7. Voting Rights; Dividends and Interest, Etc.
     (a) Unless and until an Event of Default shall have occurred and be continuing:
          (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not in violation with the terms of this Agreement and the other Indenture Documents.
          (ii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Collateral to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of, and shall be forthwith delivered to, Pledgee (or, prior to the Senior Priority Discharge Date, the Revolving Facility Collateral Agent in accordance with the Intercreditor Agreement) in the same form as so received (with any necessary endorsement).
          (iii) Pledgee shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (ii) above.
     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(ii) above shall cease, and all such rights shall thereupon become vested in Pledgee (or, prior to the Senior Priority Discharge Date, the Revolving Facility Collateral Agent in accordance with the Intercreditor Agreement), which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 7 shall be held in trust for the benefit of Pledgee or the Revolving Facility Collateral Agent, as the case may be, and shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to Pledgee or the Revolving Facility Collateral Agent, as the case may be, upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Pledgee pursuant to the provisions of this paragraph (b) shall be retained by Pledgee or the Revolving Facility Collateral Agent, as the case may be, in an account to be established by Pledgee upon receipt of such money or other property and shall be applied in accordance with the provisions of the Indenture. After all Events of Default have been cured or waived, the Pledgor shall thereafter be entitled to retain all cash dividends that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) above.
     (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 7, and the obligations of Pledgee under paragraph (a)(iii) of this Section 7, shall cease upon the giving of notice by Pledgee to the Pledgor, and all such rights shall thereupon become vested in Pledgee (or, prior to the Senior Priority Discharge Date, to the extent provided in the Intercreditor Agreement, the Revolving Facility Collateral Agent), which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, that Pledgee (or, prior to the Senior Priority Discharge Date, to the extent provided in the Intercreditor Agreement, the Revolving Facility Collateral Agent) shall have the right, but not the obligation, from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
SECTION 8. Remedies Upon Default.
     (a) After the Senior Priority Discharge Date, or as otherwise provided in the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Pledgee, on behalf of itself and the other Noteholder Secured Parties, may exercise all the rights and remedies granted under this Agreement, including, without limitation, the right to sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker’s board, on any securities exchange or in the over-the-counter market, for cash, upon credit or for future delivery as Pledgee shall deem appropriate subject to the terms hereof or as otherwise provided in the Uniform Commercial Code of any applicable jurisdiction. Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by applicable law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
     (b) Pledgee shall give a Pledgor ten (10) days’ prior written notice of Pledgee’s intention to make any sale of such Pledgor’s Pledged Collateral provided in Section 8(a). Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Pledgee may fix and state in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Pledgee may (in its sole and absolute discretion) determine. Pledgee shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by Pledgee until the sale price is paid in full by the purchaser or purchasers thereof, but Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 8, any Noteholder Secured Party may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor.
SECTION 9. Application of Proceeds of Sale. Except as otherwise provided in the Intercreditor Agreement, the proceeds of sale of the Pledged Collateral sold pursuant to Section 8 hereof shall be applied by Pledgee on behalf of itself and the other Noteholder Secured Parties to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by Pledgee in connection with such sale, including, without limitation, all court costs, the reasonable fees and expenses of counsel for Pledgee in connection therewith, the reasonable fees and expenses of any financial consultants in connection therewith and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by Pledgee in enforcing this Agreement, in realizing or protecting any Pledged Collateral and in enforcing or collecting any Noteholder Obligations or any guarantee thereof, including, without limitation, court costs, the reasonable attorneys’ fees and expenses incurred by Pledgee in connection therewith and the reasonable fees and expenses of any financial consultants in connection therewith and then to the indefeasible payment in full in cash of the Noteholder Obligations in accordance with the terms of the Indenture. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.
SECTION 10. Reimbursement of Pledgee.
     (a) Each Pledgor agrees to pay upon demand by Pledgee the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.
     (b) Without limitation of its indemnification obligations under the other Indenture Documents, each Pledgor agrees to indemnify Pledgee and the Noteholder Secured Parties and their respective officers, directors, employees, Affiliates, agents and attorneys (collectively, the “Indemnified Parties”) against, and hold each such Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any such Indemnified Party arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Indenture Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto, provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.
     (c) Any amounts payable as provided hereunder shall be additional Noteholder Obligations secured hereby and by the other Indenture Documents. The provisions of this Section 10 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated thereby, the repayment of any of the Noteholder Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document or any investigation made by or on behalf of Pledgee or any other Noteholder Secured Party. All amounts due under this Section 10 shall be payable on demand therefor.
SECTION 11. Pledgee Appointed Attorney-In-Fact. Each Pledgor hereby appoints Pledgee the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, after the Senior Priority Discharge Date, or as otherwise provided in the Intercreditor Agreement, Pledgee shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in Pledgee’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under and by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating Pledgee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Pledgee, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby. Pledgee and the other Noteholder Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their shareholders, officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 12. Pledgee May Perform. If any Pledgor fails to perform any agreement contained herein, upon notice to such Pledgor and to the extent the applicable Pledgor has not remedied such failure to perform within thirty (30) days, Pledgee (or, prior to the Senior Priority Discharge Date, shall obtain in writing the consent of the Revolving Facility Collateral Agent in accordance with the Intercreditor Agreement) may itself perform, or cause performance of, such agreement, and the reasonable expenses of Pledgee incurred in connection therewith shall be payable by the Pledgors under Section 10 hereof.
SECTION 13. Waivers; Amendment.

     (a) No failure or delay of Pledgee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Pledgee hereunder and of the other Noteholder Secured Parties under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between Pledgee and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply.
SECTION 14. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor (solely on behalf of the Noteholder Secured Parties (other than the Collateral Agent, Security Trustee and Trustee)) understands that compliance with the Federal Securities Laws might limit the course of conduct of Pledgee if Pledgee were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Pledgee in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations Pledgee may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, Pledgee, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 14 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Pledgee sells.
SECTION 15. Security Interest Absolute. All rights of Pledgee hereunder, the grant of a security interest in the Pledged Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture Documents, any agreement with respect to any of the Noteholder Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Noteholder Obligations, or any other amendment or waiver of or any consent to any departure from any Indenture Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Noteholder Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Noteholder Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Noteholder Obligations).
SECTION 16. Termination or Release.
     (a) This Agreement and the pledge and security interest created hereby shall terminate upon Full Payment of the Noteholder Obligations in accordance with the terms of the Indenture.
     (b) Upon any sale or other transfer by any Pledgor of any Pledged Collateral that is permitted under the Indenture to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to the Indenture, the security interest in such Pledged Collateral shall be automatically released.
     (c) Upon termination of this Agreement or the security interest in any Pledged Collateral pursuant to (a) or (b) above, Pledgee shall execute and deliver to the Pledgors, at the Pledgors’ expense, all appropriate documents which the Pledgors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 16 shall be without recourse to or warranty by Pledgee.
SECTION 17. Notices. Notices and other communications provided for herein shall be in the manner and at the addresses set forth in, and otherwise in accordance with, Section 11.02 of the Indenture.
SECTION 18. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Pledgee may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto Pledgee its rights and remedies hereunder.
SECTION 19. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgors may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Pledgee (and any attempted assignment or transfer by the Pledgors without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
SECTION 20. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to Pledgee. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.
SECTION 21. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 22. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without giving effect to any conflict of law principles.
     (b) The Pledgors hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Pledgee, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgors or their properties in the courts of any jurisdiction.
     (c) The Pledgors hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.02 of the Indenture. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 24. Headings. Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 25. Additional Pledgors. Pursuant to the Indenture, each subsequently acquired or organized Subsidiary required by the Indenture to enter into this Agreement as an additional Pledgor (each such Subsidiary, an “Additional Pledgor”) shall execute an Instrument of Assumption and Joinder (a “Joinder”) substantially in the form of Annex II. Upon execution and delivery of any such Joinder to Pledgee, each such Additional Pledgor shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement
SECTION 26. Execution of Financing Statements. Pursuant to Section 9-509 of the Uniform Commercial Code as in effect in the State of New York, each Pledgor authorizes Pledgee to file financing statements with respect to the Pledged Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as Pledgee reasonably determines appropriate to perfect the security interests of Pledgee under this Agreement.
SECTION 27. Conflicts. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Pledgee pursuant to this Agreement and the exercise of any right or remedy by the Pledgee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, other than with respect to Section 28 hereof, the terms of the Intercreditor Agreement shall govern.

SECTION 28. Collateral Agents Rights, Privileges, Etc. The rights, privileges, protections and immunities in favor of the Collateral Agent contained in the Indenture and the Security Agreement shall apply to this Agreement and shall be incorporated herein by reference and shall form part of this agreement.
[Remainder of Page Intentionally Left Blank]

EXECUTION COPY
     IN WITNESS WHEREOF, each of the Pledgors has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the date and year first above written.

UNITED MARITIME GROUP, LLC
By:	/s/ Sal Litrico
	Printed:	Sal Litrico
	Title:	Chief Executive Officer

U.S. UNITED BARGE LINE, LLC
By:	/s/ Sal Litrico
	Printed:	Sal Litrico
	Title:	Chief Executive Officer

U.S. UNITED OCEAN SERVICES, LLC
By:	/s/ Sal Litrico
	Printed:	Sal Litrico
	Title:	Chief Executive Officer

Accepted and Agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as Pledgee
By:	/s/ Mark F. McLaughlin
	Printed	Mark F. McLaughlin
	Title:	Vice President

EXECUTION COPY
Schedule I to the Pledge Agreement
PARTIES

Jurisdiction of
Name	Formation

United Maritime Group, LLC	Florida
U.S. United Barge Line, LLC	Florida
U.S. United Ocean Services, LLC	Florida

EXECUTION COPY
Schedule II to the Pledge Agreement
CAPITAL STOCK OR OTHER EQUITY INTERESTS

			No. of
		Certificate	Shares	Class or	%
Pledgor	Issuer	Number	Owned	Category	Owned
United Maritime Group, LLC	U.S. United Bulk Terminal, LLC	1	100	Membership Interests	100%
United Maritime Group, LLC	U.S. United Ocean Services, LLC	1	1,200	Common Interests	100%
United Maritime Group, LLC	UMG Towing, LLC	1	100	Common Interests	100%
United Maritime Group, LLC	U.S. United Barge Line, LLC	1	1,200	Common Interests	100%
United Maritime Group, LLC	U.S. United Bulk Logistics, LLC	1	100	Membership Interests	100%
United Maritime Group, LLC	United Maritime Group Finance Corp.	1	100	Common Stock	100%
U.S. United Ocean Services, LLC	U.S. United Ocean Holding, LLC	1	100	Membership Interests	100%

			No. of
		Certificate	Shares	Class or	%
Pledgor	Issuer	Number	Owned	Category	Owned
U.S. United Ocean Services, LLC	U.S. United Ocean Holding II, LLC	1	100	Membership Interests	100%
U.S. United Ocean Services, LLC	Tina Litrico, LLC	1	100	Membership Interests	100%
U.S. United Ocean Services, LLC	Mary Ann Hudson, LLC	1	100	Membership Interests	100%
U.S. United Ocean Services, LLC	Sheila McDevitt, LLC	1	100	Membership Interests	100%
U.S. United Ocean Services LLC	Marie Flood, LLC	1	100	Membership Interests	100%
U.S. United Barge Line, LLC	U.S. United Inland Services, LLC	1	100	Membership Interests	100%
DEBT SECURITIES
Intercompany Subordinated Demand Promissory Note, dated December 4, 2007, made by GS Maritime Intermediate Holdings LLC, United Maritime Group LLC and certain subsidiaries (as may be amended from time to time.)
Schedule II to Pledge Agreement

EXECUTION COPY
ANNEX I
FORM OF SUPPLEMENT
SUPPLEMENT NO. ___ TO THE
PLEDGE AGREEMENT DATED AS OF DECEMBER ___, 2009
          WHEREAS, pursuant to that certain Pledge Agreement, dated as of December ___, 2009 (as the same has been, or may hereafter be, amended or supplemented from time to time, the “Pledge Agreement”; made by the Pledgors (as defined in the Pledge Agreement) in favor of Wells Fargo Bank, National Association in its capacity as Collateral Agent (“Pledgee”), as agent for the Noteholder Secured Parties, the Pledgors have granted, pledged, hypothecated and transferred to Pledgee for the ratable benefit of the Noteholder Secured Parties, a security interest in all of the Pledgors’ right, title and interest in, to and under the Pledged Collateral, all as more fully set forth in the Pledge Agreement. Capitalized terms used herein without definition shall have the meanings given to them in the Pledge Agreement;
          A. WHEREAS, the undersigned Pledgor(s) have acquired or created additional Pledged Collateral since the date of execution of the Pledge Agreement and the most recent Supplement thereto and hold certain additional Pledged Collateral; and
          B. WHEREAS, Schedule II to the Pledge Agreement does not reflect Pledged Collateral acquired or created by the Pledgors since the date of execution of the Pledge Agreement and the most recent Supplement thereto.
          THEREFORE,
          To secure the prompt and complete payment and performance when due of the Noteholder Obligations of the Issuers (as defined in the Indenture) and the Guarantors (as defined in the Indenture) under the Indenture and each of the other Indenture Documents, to secure the performance and observance by each of the Pledgors of all the agreements, covenants and provisions contained in the Indenture and in the Indenture Documents for the benefit of Pledgee on behalf of the Noteholder Secured Parties, the Pledgors do hereby grant to Pledgee, for the benefit of the Noteholder Secured Parties, a security interest in and to all of the Pledgors’ right, title and interest in and to the Pledged Collateral being added to Schedule II to the Pledge Agreement below.
          The Pledge Agreement is hereby supplemented, effective as of the date hereof, by amending Schedule II thereof so as to reflect all of the Pledged Collateral in and to which the Pledgors have granted a security interest to Pledgee, for the ratable benefit of the Noteholder Secured Parties, pursuant to the terms of the Pledge Agreement and the Indenture.
          The following Pledged Collateral is hereby added to Schedule II to the Pledge Agreement:

CAPITAL STOCK OR OTHER EQUITY INTERESTS

Certificate Issuer
Number	Pledgor	No. of Shares	Class or Category	%Owned

DEBT SECURITIES
          Except as expressly supplemented hereby, the Pledge Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Pledge Agreement, the terms “Agreement”, “this Agreement”, “this Pledge Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Pledge Agreement as supplemented by this Supplement.
          This Supplement shall be construed as supplemental to the Pledge Agreement and shall form a part thereof, and the Pledge Agreement and all documents contemplated thereby and any previously executed Supplements thereto, are each hereby incorporated by reference herein and confirmed and ratified by the Pledgors.
          The execution and filing of this Supplement, and the addition of the Pledged Collateral set forth herein are not intended by the parties to derogate from, or extinguish, any of the rights or remedies of Pledgee under (i) the Pledge Agreement and/or any agreement, amendment or supplement thereto or any other instrument executed by the Pledgors or (ii) any financing statement, continuation statement, deed or charge or other instrument executed by the Pledgors and heretofore filed in any state or county in the United States of America or elsewhere.
[Remainder of Page Intentionally Left Blank]

2

EXECUTION COPY
          IN WITNESS WHEREOF, the Pledgors have caused this Supplement No. ___ to the Pledge Agreement to be duly executed as of the date and year first written above.

[NAME OF EACH PLEDGOR]
By:
Name:
Title:

Accepted and Agreed to: WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as Pledgee
By:
Name:
Title:

ANNEX II
FORM OF INSTRUMENT OF JOINDER
          JOINDER AGREEMENT dated as of                      (the “Joinder Agreement”) made by [Insert Name of New Grantor] a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “Company”) in favor of the Noteholder Secured Parties (as defined in that certain Pledge Agreement dated as of December ___, 2009 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Pledge Agreement”)) among the Pledgors referred to therein (the “Pledgors”) and Wells Fargo Bank, National Association, in its capacity as Collateral Agent, as Pledgee (as defined in the Pledge Agreement). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pledge Agreement.
WITNESSETH
          The Company is a [Insert State of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of [Insert name of Indenture Party]. Pursuant to Section 25 of the Pledge Agreement, the Company is required to execute this document as a newly [formed] [acquired] subsidiary of [Insert name of Indenture Party].
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
SECTION 1. Assignment and Joinder.
               (a) The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a Pledgor under the Pledge Agreement and all the other Indenture Documents applicable to it as a Pledgor. By virtue of the foregoing, the Company hereby accepts and assumes any liability of a Pledgor related to each representation or warranty, covenant or obligation made by a Pledgor in the Pledge Agreement or any other Indenture Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations.
               (b) All references to the term “Pledgor” in the Pledge Agreement or any other Indenture Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.
SECTION 2. Representations and Warranties. The Company hereby represents and warrants to Pledgee as follows:
               (a) The Company has the requisite [corporate, partnership or company] power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Pledge Agreement and the other Indenture Documents to which it is a party. The execution, delivery and performance of this Joinder Agreement by the Company and the performance of its obligations hereunder and under the Pledge Agreement and the other Indenture Documents have been duly authorized by the [Board of Directors of the Company] and no other [corporate, partnership or company] proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Joinder Agreement, the transactions contemplated hereby or the performance of its obligations under the Pledge Agreement or any other Indenture Document. This Joinder Agreement has been duly executed and delivered by the Company. This Joinder Agreement, the Pledge Agreement and the other Indenture Documents each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
               (b) The representations and warranties set forth in Section 5 of the Pledge Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.
               (c) The authorized capitalization of the Company, the number of shares of its capital stock outstanding on the date hereof, and the ownership of the outstanding shares of its capital stock are set forth on Schedule 1 hereto.*/
               (d) As of the date hereof, the exact legal name of the Company is                      and the Company has not done business, is not doing business and does not intend to do business other than under its full [corporate, partnership or company] name, including, without limitation, under any trade name or other doing business name and is in good standing in all jurisdictions where the nature of its properties or business so requires. The Company is a [corporation, partnership, limited liability company, limited liability partnership or other] organized under the laws of                     . The Company’s taxpayer identification number and organizational number, if any, are                     .

*/	If the Company is a limited partnership, insert the following paragraph:

“The general partners of the company and the ownership of its partnership interests are set forth on Schedule 1 hereto”;

or if the Company the Company is a limited liability company, insert the following paragraph:

“The members of the Company and the ownership of its limited liability company interests are set forth on Schedule 1 hereto”.

SECTION 3. Further Assurances. At any time and from time to time, upon Pledgee’s request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as Pledgee reasonably deems necessary to effect the purposes of this Joinder Agreement.
SECTION 4. Binding Effect. This Joinder Agreement shall be binding upon the Company and shall inure to the benefit of the Noteholder Secured Parties and their respective successors and assigns.
SECTION 5. Conflict. In the event of a conflict between this Joinder Agreement and the Pledge Agreement, the provisions of the Pledge Agreement will govern.
SECTION 6. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]
By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as Pledgee
By
Name:
Title:

SCHEDULE 1
[Authorized capitalization:
Number of shares of capital stock outstanding:
Ownership of the outstanding capital stock:]
     or
[General Partners:
Ownership of the partnership interests:]
     or
[Members of the Company:
Ownership of the limited liability company interests:]